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                                                                   EXHIBIT 10.79

            RESOLUTION OF THE COMPENSATION AND EXECUTIVE PERSONNEL

                   COMMITTEES OF THE BOARDS OF DIRECTORS OF

                           EDISON INTERNATIONAL AND

                      SOUTHERN CALIFORNIA EDISON COMPANY


                          Adopted:  February 17, 2000


                              RE:  Plan Deviation


          WHEREAS, Alan J. Fohrer has been elected as chief executive officer of Edison Mission Energy; and

          WHEREAS, it has been proposed that the benefits that would be payable under the nonqualified executive benefit plans of the companies in the event Mr. Fohrer's employment is terminated prior to age 55 as a result of his death or disability be determined as if he had attained age 55, and the members of the Committees having conferred thereon;

          NOW, THEREFORE, BE IT RESOLVED, that the nonqualified executive benefit plans of the companies in which Mr. Fohrer participates shall be administered and applied with respect to him as provided above.


      [Charles D. Miller]
---------------------------------
Chairman of the Committees



      [M. D. McDonald]
---------------------------------
Counsel